EXHIBIT 99.1

For Release Thursday, August 21, 2014; 7:00 AM ET

CYBERONICS REPORTS FISCAL 2015 FIRST QUARTER RESULTS

Year-on-year sales increase for the 25th consecutive quarter
Continued strong earnings growth
Achievement of important product development milestones

HOUSTON, Texas, August 21, 2014 -- Cyberonics, Inc. (NASDAQ:CYBX) today announced results for the quarter ended July 25, 2014.

Quarterly highlights1

Operating results for the first quarter of fiscal 2015 compared to the first quarter of fiscal 2014, and other achievements, include:

•	Worldwide net product sales of $72.0 million, an increase of 6.8%;

•	Strong international net sales of $13.2 million, an increase of 14.5% on a constant currency basis;

•	U.S. net product sales reached a new high of $58.8 million, an increase of 4.4% over the comparable quarter of the prior year;

•	Income from operations of $22.0 million increased by 12.4% from an adjusted income from operations in the prior year of $19.6 million;

•	Adjusted non-GAAP income per diluted share of $0.53 compared with adjusted non-GAAP income per diluted share of $0.45, an increase of 18%;

•	Submission of the ProGuardianREST™ in-home seizure monitoring system to the Food and Drug Administration (“FDA”) for regulatory clearance;

•	Submission of the first module, comprising clinical data, to support eventual CE mark approval of the VITARIA™ system (Autonomic Regulation Therapy for chronic heart failure);

•	Discussions with the FDA to agree on next steps for U.S. regulatory process of the AspireSR® generator; and

•	Receipt of initial regulatory approvals for the new manufacturing facility in Costa Rica.

1 The financial and operating results for the thirteen weeks ended July 25, 2014 and July 26, 2013 include and exclude certain items for the purposes of non-GAAP comparisons. As discussed below under “Use of Non-GAAP Financial Measures” in this release, the company refers to and makes comparisons with certain non-GAAP financial measures. Investors should consider non-GAAP measures in addition to, and not as a substitute for or superior to, financial performance measures prepared in accordance with GAAP. Please refer to the attached non-GAAP reconciliation. Numbers may be affected by rounding.

Results and objectives

“Cyberonics continued to deliver increased sales and earnings during our first quarter of fiscal 2015 over the same quarter last year,” commented Dan Moore, President and Chief Executive Officer.  ”However, overall net sales for the quarter fell short of our expectations by approximately $1 million.  The softness was in our U.S. business, where unit sales grew by 2%, and net sales increased by 4% over the comparable period in the prior year to a new high of $58.8 million.  We have not yet reestablished year-on-year growth in new patient adoption.  While we expect greater productivity in the second quarter from our new field sales employees, the entire Cyberonics U.S. commercial team remains focused on restoring new patient growth.  The team has implemented additional initiatives for the second quarter targeting comprehensive epilepsy centers and physicians who have been inconsistent in their utilization of VNS Therapy.  We remain optimistic about the potential for VNS Therapy in this underserved market.  As mentioned last quarter, we are increasing our investment in sales and marketing significantly for fiscal 2015.

“International sales showed consistent growth with unit sales increasing by 14% and net sales of $13.2 million increasing by 14% on a constant currency basis.  Again this quarter, Europe and Latin America led the growth with solid country performances throughout their respective regions.  The continuation of our limited market launch of the AspireSR generator in the U.K. and Germany is in line with our expectations.  Several accounts have reordered the product, and penetration of the AspireSR generator in these countries is estimated at 17%, and has been accompanied by a price increase.

“VNS Therapy implants in Japan grew by an estimated 20% over the same quarter in the prior year.  If this level of growth is sustained, Japan will become one of our larger single-country markets this fiscal year.  We previously discussed our plan to hire direct employees in that country, and we now expect to hire the first of these new employees by the end of the second quarter.

“We have had constructive discussions with the FDA to ascertain next steps for U.S. approval for the AspireSR generator.  While we are encouraged by this progress and are not planning another study to support the U.S. regulatory submission, approval could still require further clinical work.  The AspireSR generator is the first closed-loop VNS Therapy System, and is an important addition to our product portfolio, providing physicians and patients with another foundational treatment option for drug-resistant epilepsy, as we have already seen in the European limited launch.

“We continue to make progress on the ProGuardian™ platform, with a recent FDA regulatory submission of ProGuardianREST™.  We anticipate a limited market launch in Europe in our fiscal third quarter.  We continue to anticipate regulatory submissions for our Centro™ generator in the current fiscal year.

“Dr. Inder Anand, Professor of Medicine at the University of Minnesota and chair of the ANTHEM-HF clinical study steering committee, will present the results of our ANTHEM-HF clinical study of Autonomic Regulation Therapy for chronic heart failure at the European Society of Cardiology meeting on September 1.  Regulatory submission to obtain a CE Mark is now underway with the recent submission of the first module.  We expect to complete the submission before the end of the calendar year,” concluded Mr. Moore.

Stock Repurchase Update

Cyberonics purchased 189,000 shares on the open market in the first quarter of fiscal 2015, leaving 551,000 shares for repurchase under the current authorization.  We expect to complete this program by the end of fiscal year 2015.

Fiscal 2015 guidance

Cyberonics is reaffirming guidance for fiscal 2015 as follows:

Net sales are expected to be in the range of $300 million to $307 million. The assumptions used in setting this range include:

•	Growth of approximately 10%, after adjusting fiscal 2014 for the single country order of $4.7 million, and the final recognition of license revenue of $1.5 million;
•	Worldwide unit growth of approximately 7%;
•	Low to mid-single-digit growth in U.S. new patient implants, an adjustment to our prior assumption;
•	Mid-single-digit growth in U.S. replacement implants;
•	Continued international sales growth in the low to mid-teens; and
•	Euro/Dollar exchange rate of $1.35.

Gross profit margin is expected to be between 90.0% and 91.0%.

Income from operations is expected to be in the range of $96 million to $99 million.  The company anticipates an adjusted effective tax rate of approximately 35% for fiscal 2015, which assumes the renewal of the R & D tax credit.

Adjusted net income for fiscal 2015 is expected to be in the range of $62 million to $64 million.

The company expects adjusted diluted earnings per share (EPS) will be in the range of $2.33 to $2.39.

Please refer to the table on the last page of this release.

Additional details will be provided during today’s conference call and in an investor presentation, which is available in the investor relations section of Cyberonics’ corporate website at http://www.cyberonics.com.

Use of non-GAAP financial measures

In this press announcement, management has disclosed financial measurements that present financial information not in accordance with Generally Accepted Accounting Principles (GAAP).  These measurements are not a substitute for GAAP measurements, although company management uses these measurements as aids in monitoring the company’s ongoing financial performance quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies.  Adjusted non-GAAP income from operations, adjusted non-GAAP net income and adjusted non-GAAP income per diluted share measure the income from operations, net income and income per diluted share of the company including and excluding items management consider to be unusual.  Management uses and presents these measures because management believes that they facilitate an understanding of the financial impact of unusual items on the company’s short- and long-term financial trends.  Management also uses adjusted non-GAAP items to forecast and to evaluate the operational performance of the company, as well as to compare results of current periods to prior periods on a consistent basis.  Adjusted earnings before interest, tax, depreciation and amortization (EBITDA) measures the adjusted non-GAAP income from operations of the company and excludes the aforementioned items, as well as non-cash equity compensation and other income (expense) items.

Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly-titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Please refer to the attached reconciliations between GAAP and non-GAAP financial measures.

First-Quarter Results Webcast and Conference Call Instructions

Cyberonics will host a conference call today, August 21, 2014, beginning at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to review its results of operations for the fiscal year 2015 first quarter, followed by a question and answer session.

The conference call will be available to interested parties through a live audio webcast in the investor relations section of Cyberonics’ corporate website at www.cyberonics.com.  To listen to the conference call live by telephone, dial 877-638-4557 (if dialing from within the U.S.) or 914-495-8522 (if dialing from outside the U.S.).  The conference ID is 76419439.

Within 24 hours of the webcast, a replay will be available under the “Events & Presentations” section of the Investor Relations portion of the Cyberonics website, where it will be archived and accessible for approximately 12 months.

About Cyberonics, Inc. and the VNS Therapy® System

Cyberonics, Inc. is a medical technology company with core expertise in neuromodulation.  The company developed and markets the VNS Therapy System, which is FDA-approved for the treatment of refractory epilepsy and treatment-resistant depression.  The VNS Therapy System uses an implanted medical device that delivers pulsed electrical signals to the vagus nerve.  Cyberonics offers the VNS Therapy System in selected markets worldwide.

Additional information on Cyberonics and the VNS Therapy System is available at www.cyberonics.com.

Safe harbor statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or other similar words.  Statements contained in this press release are based on information presently available to us and assumptions that we believe to be reasonable.  We are not assuming any duty to update this information if those facts change or if we no longer believe the assumptions to be reasonable.  Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning increasing our epilepsy market penetration and sales growth, completing product development work, conducting and completing clinical studies, applying for and obtaining regulatory approvals, launching new commercial products, completing our share repurchase program and achieving our financial guidance for fiscal 2015.  Our actual results may differ materially.  Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of the VNS Therapy System and sales of our products; the development and satisfactory completion of clinical studies; the achievement of regulatory approval for new products, including use of the VNS Therapy System for the treatment of other indications; satisfactory completion of the post-market registry required by the U.S. Food and Drug Administration as a condition of approval for the treatment-resistant depression indication; adverse changes in coverage or reimbursement amounts by the Centers for Medicare & Medicaid Services, state Medicaid agencies and private insurers; the presence or absence of intellectual property protection and potential infringement claims; maintaining compliance with government regulations; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management's estimates of future expenses and sales; the potential identification of material weaknesses in our internal controls over financial reporting; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (SEC).  For a detailed discussion of these and other cautionary statements, please refer to our most recent filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 25, 2014.

Contact information

Greg Browne, CFO
Cyberonics, Inc.
100 Cyberonics Blvd.
Houston, TX 77058
Main:  (281) 228-7262
Fax:  (281) 218-9332
ir@cyberonics.com

CYBERONICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Thirteen Weeks Ended
	July 25, 2014	July 26, 2013

Net sales	$72,003,966	$68,872,357
Cost of sales	6,410,392	6,544,033
Gross profit	65,593,574	62,328,324
Operating expenses:
Selling, general and administrative	33,027,606	29,306,271
Research and development	10,562,754	11,975,165
Litigation settlement	––	7,442,847
Total operating expenses	43,590,360	48,724,283
Income from operations	22,003,214	13,604,041
Interest income, net	37,666	43,415
Other income (expense), net	171,455	(130,691)
Income before income tax	22,212,335	13,516,765
Income tax expense	8,693,513	4,842,839
Net income	$13,518,822	$8,673,926

Basic income per share	$0.51	$0.32
Diluted income per share	$0.50	$0.31

Shares used in computing basic income per share	26,674,134	27,513,191
Shares used in computing diluted income per share	26,915,388	27,845,495

CYBERONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited except where indicated)

	July 25, 2014	April 25, 2014
		(Audited)
ASSETS

Current Assets
Cash and cash equivalents	$107,679,362	$103,299,116
Short-term investments	25,047,700	25,028,957
Accounts receivable, net	48,297,114	50,674,041
Inventories	18,685,693	17,630,111
Deferred tax assets	9,446,096	17,208,365
Other current assets	5,941,944	6,590,612
Total Current Assets	215,097,909	220,431,202
Property, plant and equipment, net	40,088,068	39,534,873
Intangible assets, net	11,329,978	11,654,690
Long-term investments	15,944,427	15,944,427
Deferred tax assets	6,218,609	5,770,644
Other assets	1,244,242	855,558
Total Assets	$289,923,233	$294,191,394

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payables and accrued liabilities	$24,150,468	$29,897,697
Total Current Liabilities	24,150,468	29,897,697
Long-term Liabilities	1,448,860	5,193,853
Total Liabilities	25,599,328	35,091,550
Total Stockholders' Equity	264,323,905	259,099,844
Total Liabilities and Stockholders' Equity	$289,923,233	$294,191,394

CYBERONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Thirteen Weeks Ended
	July 25, 2014	July 26, 2013

Cash Flow From Operating Activities:
Net income	$13,518,822	$8,673,926
Non-cash items included in net income:
Depreciation	1,235,902	1,010,839
Amortization	324,712	346,162
Stock-based compensation	3,512,443	3,153,499
Deferred income tax	3,402,023	(483,988)
Deferred license revenue amortization	-	(1,467,869)
Other	(160,061)	(13,497)
Changes in operating assets and liabilities:
Accounts receivable, net	2,129,438	(366,782)
Inventories	(1,057,344)	149,041
Litigation settlement	-	7,111,090
Other current and non-current assets	238,129	424,453
Other current and non-current liabilities	(5,046,273)	(9,049,218)
Net cash provided by operating activities	18,097,791	9,487,656
Cash Flow From Investing Activities:
Short-term investments	6,459	(10,300,129)
Intangible asset purchases	-	(1,250,000)
Purchases of property, plant and equipment	(1,815,500)	(5,533,847)
Net cash used in investing activities	(1,809,041)	(17,083,976)
Cash Flow From Financing Activities:
Proceeds from exercise of options for common stock	1,509,758	2,613,639
Cash settlement of stock units	(786,361)	(936,115)
Purchase of treasury stock	(13,782,231)	(12,964,495)
Realized excess tax benefit	1,264,795	4,474,196
Net cash used in financing activities	(11,794,039)	(6,812,775)
Effect of exchange rate changes on cash and cash equivalents	(114,465)	22,358
Net increase (decrease) in cash and cash equivalents	4,380,246	(14,386,737)
Cash and cash equivalents at beginning of period	103,299,116	120,708,572
Cash and cash equivalents at end of period	$107,679,362	$106,321,835

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
 (Unaudited)

The following table sets forth the reconciliation between GAAP income from operations and adjusted non-GAAP income from operations (unaudited):

	For the Thirteen Weeks Ended
	July 25, 2014	July 26, 2013

Income from operations	$22,003,214	$13,604,041
License fee(1)	-	(1,467,869)
Litigation settlement	-	7,442,847
Adjusted non-GAAP income from operations	$22,003,214	$19,579,019

The following tables set forth the reconciliation between GAAP and our non-GAAP financial measures for net income and diluted income per share (unaudited):

	For the Thirteen Weeks Ended
	July 25, 2014	July 26, 2013

Net income	$13,518,822	$8,673,926
License fee, net of tax (1)	-	(920,869)
Litigation settlement, net of tax	-	4,776,075
Tax expense associated with change in international structure	587,670	-
Benefit assumed from extension of R&D tax credit (2)	217,436	-
Adjusted non-GAAP net income	$14,323,928	$12,529,132

Diluted income per share	$0.50	$0.31
License fee, net of tax (1)	-	(0.03)
Litigation settlement, net of tax	-	0.17
Tax expense associated with change in international structure	0.02	-
Benefit assumed from extension of R&D tax credit (2)	0.01	-
Adjusted non-GAAP diluted income per share (3)	$0.53	$0.45

(1)	Completion of license fee recognition.
(2)	Consistent with annual guidance and prior year.
(3)	Numbers may be affected by rounding.

	For the Thirteen Weeks Ended
	July 25, 2014	July 26, 2013

Adjusted non-GAAP net income	$14,323,928	$12,529,132
Interest income, net	(37,666)	(43,415)
Other (income) expense, net	(171,455)	130,691
Depreciation and amortization	1,560,614	1,357,001
Stock based compensation	3,512,443	3,153,499
Income tax expense – adjusted for the income tax impact of non-GAAP items	7,888,407	6,962,611
Adjusted EBITDA	$27,076,271	$24,089,519

NET SALES
Fiscal 2014 and Guidance for Fiscal 2015
($000s)

	Fiscal 2014	Growth over Fiscal 2013	Fiscal 2015 Mid-Point	Growth over Fiscal 2014	Fiscal 2015 Guidance Range			Range of Growth over Fiscal 2014

U.S.	$225,455	7.9%	$247,500	9.8%	$245,000	-	$250,000	8.7%	-	10.9%

International	50,345	14.5%	56,000	11.2%	55,000	-	57,000	9.2%	-	13.2%

Net sales(1)	$275,800	9.1%	$303,500	10.0%	$300,000	-	$307,000	8.8%	-	11.3%

Single country order	$4,746	N/A	$-	N/A

Net product sales	$280,546	11.0%	$303,500	8.2%	$300,000	-	$307,000	6.9%	-	9.4%

Licensing revenue	$1,468	-1.7%	$-	N/A

Net sales	$282,014	10.9%	$303,500	7.6%	$300,000	-	$307,000	6.4%	-	8.9%

(1)	Net product sales excluding single country order